QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use of our name and the information regarding our review of Forest's estimates of reserves in the section Independent Audit of Reserves in the Annual Report on Form 10-K of Forest Oil Corporation (the "Company") for the year ended December 31, 2008, and to the incorporation by reference thereof into the Company's Registration Statements as follows: (i) the Registration Statement (No. 333-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (ii) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (iii) the Registration Statements (Nos. 333-81529 and 333-127873) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (iv) the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, (v) the Registration Statement (No. 333-145726) on Form S-8 of Forest Oil Corporation—2007 Stock Incentive Plan and (vi) the Registration Statement (No. 333-153750) on Form S-3 of Forest Oil Corporation.

                      DeGOLYER AND MacNAUGHTON

                      /s/ DeGolyer and MacNaughton

February 26, 2009

QuickLinks

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS